SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14C INFORMATION

Proxy Statement Pursuant to Section 14(c) of the Securities

Exchange Act of 1934

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Filed by a Party other than the Registrant [  ]

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[ ]	Preliminary Information Statement
[ ]	Confidential, for Use of the Commission (only as permitted by Rule 14c-5(d)(2))
[X]	Definitive Information Statement
[ ]	Definitive Additional Materials

VECTORIA INC.
(Name of Registrant as Specified in its Charter)

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

(Name of Person(s) Filing Information Statement, if other than the Registrant)

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Date Filed: September 10, 2004

VECTORIA INC.

2160, rue de la Montagne, suite 700

Montréal (Qué)  H3B 2T3

(514) 845-0084

NOTICE OF WRITTEN RESOLUTION OF

SHAREHOLDERS OF RECORD

ON SEPTEMBER 3, 2004

NOTICE IS HEREBY GIVEN that the management of Vectoria Inc., a Nevada corporation (the "Corporation"), solicited votes from selected shareholders of record (the “Selected Shareholders”) on September 3, 2004, to consider and act upon:

1.

The Board of Director's proposal to approve the Share Exchange Agreement dated September 2, 2004, with Satelinx Tracking Systems Inc. ("Satelinx") whereby the Corporation will acquire all of the issued and outstanding shares of Satelinx in exchange for 22,000,000 shares of the Corporation's Class A common stock.

2.

The Board of Directors' proposal to amend the Corporation’s Articles of Incorporation to change the Corporation’s name from “Vectoria Inc.” to “Satelinx International Inc."

3.

To approve the reverse split of the outstanding shares of the Corporation’s Class A common stock on the basis of one share for every ten shares outstanding (1 for 10) shares held with all fractional shares rounded up to the next whole number.

4.

To increase the Corporation's authorized share capital to 80,000,000 shares of common stock.

These Selected Shareholders approved the above motion in a written resolution.  However, the Corporation’s management does not intend to take any corporate action to enact this resolution until such time as it has fulfilled its obligations under the rules and regulations of the Securities and Exchange Commission.  Therefore, management is sending this notice to you. Proxies are not being solicited as management has received sufficient votes to approve the above proposal. The approximate date on which this information statement is being mailed to security holders is September 10, 2004.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU

ARE REQUESTED NOT TO SEND US A PROXY.

By Order of the Board of Directors,

/s/ Jean Francois Amyot

Jean François Amyot, Chief Executive Officer

Montreal, Quebec

September 9, 2004

INFORMATION STATEMENT

REGARDING A CORPORATE ACTION

APPROVED ON SEPTEMBER 3, 2004

Written Resolutions of the Shareholders

This Information Statement is furnished in connection with a written resolution of a majority of the shareholders of the Corporation dated September 3, 2004. This Information Statement is being sent to shareholders of record as of September 3, 2004. The cost of distributing this Information Statement will be borne by the Corporation which may enlist the assistance, and reimburse the reasonable expenses, of banks and brokerage houses particularly in connection with their customers whose stock is not registered in the owner's name, but in the name of such banks or brokerage houses.  The mailing address of the Corporation’s business offices is 2160, rue de la Montagne, suite 700 Montréal (Qué) H3B 2T3.

Shareholders Entitled To Vote

Only shareholders of record of the Company's Common Stock at the close of business on September 3, 2004 were entitled to vote on the written resolution.    On that date, 6,385,520 shares of Common Stock of the Corporation (the "Common Stock") were issued and outstanding. Each shareholder was entitled to one vote for each share held of record on the record date. The holders of a majority of the total shares of common stock outstanding on September 3, 2004 constituted a quorum for the transaction of business in the written resolutions. As management is not soliciting proxies and has already obtained sufficient votes to obtain a quorum, abstentions and broker non-votes will not be counted toward fulfillment of quorum requirements. A broker non-vote occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that proposal and has not received instructions from the beneficial owner. A list of the shareholders of record as of September 3, 2004 will be filed in the Corporation’s minute books as an attachment to the written resolutions.

Voting On The Written Resolutions

The passing of the proposal required the affirmative vote of at least 3,192,761 shares of the shares of the Class A Common Stock issued and outstanding on September 3, 2004. There were 6,385,520 shares of Class A Common Stock issued and outstanding on September 3, 2004.

Interest of Certain Persons in or Opposition to Matters to be Acted Upon

No person who has been a director or officer of the registrant at any time since the beginning of the last fiscal year, nor any associate of the foregoing persons, has any substantial interest, direct or indirect, by security holdings or otherwise, in the written resolution.

No director of the Corporation has informed the Corporation in writing that he intends to oppose any action to be taken by the Corporation at the meeting.

Proposals by Security Holders

There are no proposals by any security holders.

Matters Approved In The Written Resolutions

On September 2, 2004, the Corporation entered into a Share Exchange Agreement (the "Exchange Agreement") with the shareholders of Satelinx Tracking Systems Inc., a Canadian corporation ("Satelinx"), whereby the Corporation will acquire all of the issued and outstanding shares of Satelinx in exchange for 22,000,000 shares of the Corporation’s Class A common stock.

Satelinx is a provider of tracking systems and integrated asset location services with its headquarters located in Montreal, Quebec, Canada. Satelinx has converged wireless communications (GSM) and the Internet with global positioning (GPS/GPRS) technology enabling end-to-end mobile asset and vehicle location and monitoring solutions combining real-time GPS positioning and wireless communications systems delivering precise, time-critical mobile asset status and history information for increased security, greater loss control and telematics services.

In connection with the Exchange Agreement the Corporation is required to change its name to "Satelinx International Inc." and consolidate its outstanding shares of common stock.

The Exchange Agreement is scheduled to close on or before October 15, 2004.

Name of the Company and Reverse Split

The Corporation’s Board of Directors proposed changing the name of the Company from Vectoria Inc. to Satelinx International Inc., which it felt was a more suitable name for the nature of business the Corporation intends to conduct as a result of the Exchange Agreement.

The Corporation’s Board of Directors proposed a reverse split of the Class A common shares of the Company on the basis of one (1) share for each ten (10) shares held.

The Corporation’s Board of Directors proposed an increase in the Corporation's authorized share  share capital to 80,000,000 shares of common stock.

Although the name change, reverse split and increase in authorized capital has been approved by an affirmative vote of 3,219,648 shares or 50.4 % of the Corporation’s issued and outstanding shares, the Corporation is required under Securities and Exchange Commission rules and regulations to file this Schedule 14C and no corporate action may be taken on this resolution until 20 days from the mailing of this Schedule 14C.  Therefore, the Corporation expects to take all necessary corporate actions to effect the name change, reverse split and increase in authorized capital on September 30, 2004.

Householding

On December 4, 2000, the Securities and Exchange Commission adopted amendments permitting companies and intermediaries to satisfy the delivery requirements for proxy statements and information statements with respect to two or more shareholders sharing the same address by delivering a single proxy statement or information statement to those shareholders unless the Corporation is otherwise advised by the shareholders. “Householding” as this is commonly known, reduces the amount of duplicate information that shareholders receive and lowers the Corporation’s printing and mailing costs.

If you received multiple copies of this information and, in future, wish to receive only a single copy, please forward a written request to the attention of the Corporation’s Corporate Secretary by either mail or fax to 1530-9th  Avenue SE, Calgary, Alberta, Canada T2G 0T7, fax (403) 272-3620.

If your household received a single copy of this information and you wish to receive multiple copies in the future, or if you would like to receive additional copies of this documentation, please forward a written request to the attention of the Corporation’s Corporate Secretary by either mail or fax to 1530-9th Avenue SE, Calgary, Alberta, Canada T2G 0T7, fax (403) 272-3620.

By Order of the Board of Directors,

/s/ Jean Francois Amyot

Jean François Amyot, Chief Executive Officer

Montreal, Quebec

September 3, 2004